Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the Annual Report of KinderCare Learning Centers, Inc. ("KinderCare"), on Form 10-K for the fiscal year ended May 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dan R. Jackson, Chief Financial Officer of KinderCare, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of KinderCare.


Dated:  August 28, 2003



/s/ DAN R. JACKSON
---------------------------------------
Dan R. Jackson
Executive President,
Chief Financial Officer

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to KinderCare and will be retained by KinderCare and furnished to the Securities and Exchange Commission or its staff upon request.